Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2025, relating to the financial statements of Microbot Medical Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network
Tel Aviv, Israel
July 21, 2025